UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

June 23, 2022

Date of Report (Date of earliest event reported)

000-52952

Commission File Number

Freedom Holdings, Inc. aka Freedom Acquisition Corp.
(Exact name of registrant as specified in its charter)

Florida	56-2560951
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

106 Ogden St, Ossian, IN	06901
(Address of principal executive offices)	(Zip Code)

(260) 490-9990

(Registrant’s telephone number, including area code)

N/A

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On June 23, 2022 the acquisition of Carbon Zero Asset Management was rescinded by way of a mutual agreement dated May 6. 2022 and fully executed by all parties of June 23, 2022. The acquisition was rescinded due to the breach of agreement by AD Securities that called for AD Securities to infuse $500,000 into Freedom upon the closing of the transaction. As a result, the Purchase Price of 311,672,730 shares of FHLD common stock, par value $0.0001 (the “Shares”) has been cancelled and has been returned to the Company treasury.

Item 5.01. Changes in Control of Registrant

On June 23, 2022 the acquisition of Carbon Zero Asset Management, Inc. (COzero) was rescinded due to the breach of agreement by AD Securities that called for AD Securities to infuse $500,000 into Freedom upon the closing of the transaction, and the control of the Company reverted back to the remaining shareholders of the Company common stock.

Item 5.02. Departure of Directors, or Principal Officers; Election of Directors; Appointment of Principal Officers

On June 23, 2022, Mr. Steve Lowe submitted his resignation effective immediately as a member of the Board of Directors stating that there was no dispute with the Company.

On June 28, 2022, Ms. Sachie McQueen submitted her resignation effective immediately as a member of the Board of Directors stating that there was no dispute with the Company.

Item 8.01. Other Events

As a further result of the breach of agreement by AD Securities in May 2022 the Company was unable to meet the requirements to remain SEC compliant and therefore per the new rules the 15c211 was rescinded.

The Company fully intends to do what is needed to regain the 15c211 from OTC Markets as soon as possible and in the meantime will continue to look for a qualified acquisition.

On June 24, 2022, the Company amended its Florida Articles of Incorporation at the request of AD Securities changing the name from Freedom Holdings, Inc. aka Carbon Zero Industries, Inc. to Freedom Holdings, Inc. aka Gamma Wireless, Inc. However, to date AD Securities has failed to follow through with a new acquisition.

On August 2, 2022, the Company has submitted an amendment of its Florida Articles of Incorporation changing its name to Freedom Acquisition Corp.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is filed with this Current Report on Form 8-K:

Exhibit No.	Description
3.1	Amendment of Articles of Incorporation as filed in the State of Florida dtd 6-24-2022
3.2	Amendment of Articles of Incorporation as filed in the State of Florida dtd 8-2-2022
10.1	Stock Purchase Agreement Rescission dtd May 6, 2022
104	Cover Page Interactive Date File (embedded within the Inline XBRL Document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 2, 2022	By:	/s/ Brian Kistler
Brian Kistler
Chief Executive Officer

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